Exhibit 99.1

CareDx Announces Fourth Quarter and Full Year 2025 Financial Results
Full Year 2025 Total Revenue of $380 Million Increased 14% Year-Over-Year
Expects Full Year 2026 Revenue of $420 Million to $444 Million
BRISBANE, Calif. — (BUSINESS WIRE) — CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™, a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high‑value healthcare solutions for transplant patients and caregivers, today reported financial results for the fourth quarter and full year ended December 31, 2025.
Fourth Quarter 2025 Financial Highlights
•    Revenue of $108 million, an increase of 25% year-over-year
•    Testing services revenue of $78 million, an increase of 23% year-over-year, and testing services volume of approximately 53,000, an increase of 17% year-over-year
•    Patient and digital solutions revenue of $16.8 million and product revenue of $13.3 million, representing year-over-year growth of 47% and 17%, respectively
•    Average revenue per test of approximately $1,480 including approximately $5 million in prior period revenue
•    GAAP net loss of $4 million, compared to GAAP net income of $88 million for the fourth quarter of 2024
•    Adjusted EBITDA of $7 million, compared to $10 million for the fourth quarter of 2024; adjusted EBITDA includes approximately $7 million of operating expenses for compensation in lieu of equity grants for non-executives in the fourth quarter of 2025
•    Cash flow from operations of $21.4 million
•    Share repurchases of $12 million during the quarter of 773,000 shares at an average price of $15.79 per share
Recent Business Highlights
•    Published the third SHORE registry manuscript in the Journal of Heart and Lung Transplantation, reinforcing the clinical evidence for HeartCare and the prognostic value of combined molecular testing
•    Advanced Epic Aura integrations, with seven transplant centers live and approximately twenty implementations underway, supporting improved workflow integration across transplant programs
•    Launched ImmuneScape™ through a strategic collaboration with 10x Genomics, establishing a multiomics discovery platform to inform next‑generation precision transplant diagnostics
•    Announced pivotal validation data for AlloHeme™, advancing CareDx’s expansion beyond solid organ transplantation into cell therapy and hematologic malignancies
Full Year 2025 Financial Highlights
•    Revenue of $380 million, an increase of 14% year-over-year
•    Testing services revenue of $275 million, an increase of 10% year-over-year, and testing services volume of approximately 200,000, an increase of 14% year-over-year
•    Patient and digital solutions revenue of $57 million and product revenue of $48 million, representing year-over-year growth of 31% and 19%, respectively
•    GAAP net loss of $21 million, non-GAAP net income of $32 million, and adjusted EBITDA of $32 million
•    Cash flow from operations of $42 million

•    Cash, cash equivalents and marketable securities of approximately $200 million as of December 31, 2025
•    Share repurchases of $88 million during the year of 5.8 million shares at an average price of $15.16 per share
"We delivered a strong finish to 2025, reflecting disciplined execution across the business and continued momentum in our core testing services, patient and digital solutions, and lab products,” said John W. Hanna, President and CEO of CareDx. “As we enter 2026, we believe we are well positioned to build on this momentum and continue delivering meaningful value for transplant patients, clinicians, and shareholders."
Q4 2025 Financial Results
Total revenue was $108 million, compared to $87 million in the fourth quarter of 2024, an increase of 25%.
Testing services revenue was $78 million, compared to $64 million in the fourth quarter of 2024, an increase of 23%.
Patient and digital solutions revenue was $17 million, compared to $11 million in the fourth quarter of 2024, an increase of 47%.
Product revenue was $13 million, compared to $11 million in the fourth quarter of 2024, an increase of 17%.
GAAP net loss was $4 million, compared to GAAP net income of $88 million in the fourth quarter 2024. Basic and diluted GAAP net loss per share was $0.08, compared to diluted GAAP net income per share of $1.51 in the fourth quarter of 2024.
Non-GAAP net income was $6 million, compared to $11 million in the fourth quarter of 2024. Diluted non-GAAP net income per share was $0.12 compared to $0.18 in the fourth quarter of 2024.
Adjusted EBITDA was $7 million, compared to $10 million in the fourth quarter of 2024.
Adjusted EBITDA includes approximately $7 million of operating expenses for compensation in lieu of equity grants for non-executives in the fourth quarter of 2025
Full Year 2025 Financial Results
Total revenue for the full year ended December 31, 2025, was $380 million, an increase of 14% compared to $334 million in 2024.
Testing services revenue for the full year 2025 was $275 million, an increase of 10% compared with $249 million in 2024. Patient and digital solutions revenue for the full year 2025 was $57 million, an increase of 31% compared to $44 million in 2024. Product revenue for the full year 2025 was $48 million, an increase of 19% compared to $41 million in 2024.
GAAP net loss for the full year 2025 was $21 million, compared to GAAP net income of $53 million in 2024, which included a $96 million reversal of a litigation accrual associated with damages related to the alleged infringement of patent '544 accrued in 2023. Diluted GAAP net loss per share for the full year 2025 was $0.40, compared to diluted GAAP net income per share of $0.93 in the full year 2024.
Non-GAAP net income was $32 million for the full year 2025, compared to a non-GAAP net income of $31 million for the full year ended 2024. Diluted non-GAAP net income per share was $0.58 in the full year of 2025, compared to a diluted non-GAAP net income per share of $0.55 in the full year of 2024.
Adjusted EBITDA for the full year of 2025 was $32 million, compared to adjusted EBITDA of $28 million for the full year of 2024.
Cash and cash equivalents and marketable securities were $201 million as of December 31, 2025, net of $88 million in share repurchases carried out during the year.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” “GAAP and Non-GAAP Operating Expenses”, “Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin,” and “Reconciliation of Non-GAAP to Adjusted EBITDA” below.

2026 Guidance
For the full year 2026, CareDx expects revenue to be in the range of $420 million to $444 million, which includes an estimated 6-month impact of the Medicare LCD of approximately $7.5 million. The Company expects full year 2026 adjusted EBITDA to be in the range of $30 million to $45 million.
About CareDx
CareDx is a precision medicine company dedicated to improving outcomes for transplant patients and advancing organ health. The Company’s integrated solutions include non‑invasive molecular testing for heart, kidney, and lung transplants; laboratory products; digital health technologies; and patient solutions that support care before and after transplant. CareDx is the leading provider of genomics‑based information for transplant patients. For more information, please visit www.caredx.com.
Forward Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of CareDx’s financial and operational goals and its expectations and prospects for 2026. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, all of which are difficult to predict and many of which are beyond CareDx’s control, that could cause the actual results to differ materially from those projected, including general economic and market factors, and global economic and marketplace uncertainties, among others discussed in CareDx’s filings with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 to be filed by CareDx with the SEC on February 25, 2026, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and also on a non-GAAP basis, including non-GAAP cost of testing services, non-GAAP cost of product, non-GAAP cost of patient and digital solutions, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP other income, net, non-GAAP income tax expense, non-GAAP gross profit, non-GAAP gross margin (%), non-GAAP operating expenses, non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. These non-GAAP financial measures are not meant to be considered superior to or a substitute for financial measures calculated in accordance with GAAP, and investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.
We define non-GAAP net income and per share results as the GAAP net income (loss) and per share results excluding the impacts of stock-based compensation expense; acquisition-related amortization of purchased intangible assets and related tax effects; costs involved with completing an acquisition; changes in estimated fair value of contingent consideration; litigation settlement expense; transformational initiative costs; and certain other charges presented in the reconciliation in this release. We define adjusted EBITDA as non-GAAP net income before interest income, income tax expense, depreciation expense and other (income) expense, net.
We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods where certain items may vary independent of business performance. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx’s operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables. A reconciliation of the forecasted range for adjusted EBITDA for 2026 is not included in this release due to the number of variables in the projected range and because we are currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

CareDx, Inc.

Media Relations
Natasha Moshirian Wagner
nwagner@CareDx.com

Investor Relations
Caroline Corner
investor@CareDx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Testing services revenue	$78,373	$63,819	$274,495	$249,381
Product revenue	13,256	11,367	48,377	40,783
Patient and digital solutions revenue	16,757	11,393	56,933	43,621
Total revenue	108,386	86,579	379,805	333,785
Operating expenses:
Cost of testing services	16,821	14,224	62,045	55,611
Cost of product	6,757	5,580	22,953	23,381
Cost of patient and digital solutions	11,934	8,392	38,241	30,704
Research and development	19,306	16,614	71,429	72,510
Sales and marketing	30,924	21,341	102,643	81,975
General and administrative	28,684	32,349	107,565	125,139
Litigation settlement expense	—	(96,300)	5,710	(96,300)
Total operating expenses	114,426	2,200	410,586	293,020
(Loss) income from operations	(6,040)	84,379	(30,781)	40,765
Other income:
Interest income, net	2,013	3,053	9,174	11,765
Other income, net	264	436	524	329
Total other income	2,277	3,489	9,698	12,094
(Loss) income before income taxes	(3,763)	87,868	(21,083)	52,859
Income tax expense	(345)	(171)	(271)	(310)
Net (loss) income	$(4,109)	$87,697	$(21,354)	$52,549
Net (loss) income per share (Note 3):
Basic	$(0.08)	$1.62	$(0.40)	$1.00
Diluted	$(0.08)	$1.51	$(0.40)	$0.93
Weighted-average shares used to compute net (loss) income per share:
Basic	51,124,846	54,283,644	53,287,546	52,773,247
Diluted	51,124,846	58,221,755	53,287,546	56,620,590

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$65,429	$114,689
Marketable securities	111,779	145,964
Accounts receivable	42,628	64,605
Inventory	26,705	19,503
Prepaid and other current assets	10,591	7,071
Total current assets	257,132	351,832
Property and equipment, net	32,971	33,552
Operating lease right-of-use assets	22,760	24,340
Marketable securities, non-current	24,165	—
Intangible assets, net	31,960	38,184
Goodwill	40,336	40,336
Restricted cash	551	585
Other assets	3,353	2,221
Total assets	$413,228	$491,050
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,988	$7,686
Accrued compensation	38,107	38,333
Accrued and other liabilities	41,754	43,352
Total current liabilities	89,849	89,371
Deferred tax liability	181	164
Contingent consideration	161	174
Operating lease liabilities, less current portion	19,679	22,263
Other liabilities	257	645
Total liabilities	110,127	112,617
Commitments and contingencies
Stockholders’ equity:
Common stock	50	51
Additional paid-in capital	1,043,925	1,013,193
Accumulated other comprehensive loss	(5,515)	(8,569)
Accumulated deficit	(735,359)	(626,242)
Total stockholders’ equity	303,101	378,433
Total liabilities and stockholders’ equity	$413,228	$491,050

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Cost of testing services reconciliation:
GAAP cost of testing services	$16,821	$14,224	$62,045	$55,611
Stock-based compensation expense	(272)	(328)	(1,263)	(1,560)
Restructuring costs	—	—	(120)	—
Acquisition related-amortization of purchased intangibles	(347)	(329)	(1,386)	(1,316)
Non-GAAP cost of testing services	$16,202	$13,567	$59,276	$52,735
Cost of product reconciliation:
GAAP cost of product	$6,757	$5,580	$22,953	$23,434
Stock-based compensation expense	(73)	(94)	(464)	(870)
Acquisition related-amortization of purchased intangibles	(451)	(410)	(1,751)	(1,660)
Restructuring costs	—	—	(175)	(53)
Non-GAAP cost of product	$6,233	$5,076	$20,563	$20,851
Cost of patient and digital solutions reconciliation:
GAAP cost of patient and digital solutions	$11,934	$8,392	$38,241	$30,656
Stock-based compensation expense	(96)	(228)	(624)	(1,276)
Acquisition related-amortization of purchased intangibles	(152)	(171)	(610)	(850)
Restructuring costs	—	(18)	(166)	(18)
Other income	—	—	—	5
Non-GAAP cost of patient and digital solutions	$11,686	$7,975	$36,841	$28,517
Research and development expenses reconciliation:
GAAP research and development expenses	$19,306	$16,614	$71,429	$72,504
Stock-based compensation expense	(1,131)	(1,338)	(5,043)	(6,501)
Restructuring costs	—	(84)	(174)	(99)
Other charges	—	—	—	(25)
Non-GAAP research and development expenses	$18,175	$15,192	$66,212	$65,879
Sales and marketing expenses reconciliation:
GAAP sales and marketing expenses	$30,924	$21,341	$102,643	$81,975
Stock-based compensation expense	(1,579)	(2,278)	(8,091)	(11,035)
Acquisition related-amortization of purchased intangibles	(671)	(625)	(2,602)	(2,520)
Transformational initiative costs*	(429)	—	(612)	—
Restructuring costs	—	(257)	(221)	(257)
Other charges	—	—	—	(8)
Non-GAAP sales and marketing expenses	$28,245	$18,181	$91,117	$68,155
General and administrative expenses reconciliation:
GAAP general and administrative expenses	$28,684	$(63,951)	$113,275	$28,840
Stock-based compensation expense	(4,939)	(12,245)	(19,380)	(45,164)
Change in estimated fair value of contingent consideration	(156)	(170)	(703)	(931)
Acquisition related fees and expenses	—	—	(204)	(40)
Litigation settlement expense	—	96,300	(5,710)	96,300
Restructuring costs	—	(1,356)	(34)	(1,356)
Transformational initiative costs*	—	—	(2,212)	—
Impairment of intangible asset	—	—	(2,258)	—
Other income (charges)	$—	$—	$—	$22
Non-GAAP general and administrative expenses	$23,589	$18,578	$82,774	$77,671
Total other income reconciliation:
GAAP other income	$2,277	$3,489	$9,698	$12,094
Other income	—	(500)	—	(500)
Non-GAAP other income	$2,277	$2,989	$9,698	$11,594
Income tax benefit (expense) reconciliation:
GAAP income tax expense	$(345)	$(171)	$(271)	$(310)
Tax effect related to amortization of purchased intangibles	(112)	(98)	(431)	(400)
Non-GAAP income tax expense	$(457)	$(269)	$(702)	$(710)

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.

CareDx, Inc.
GAAP and Non-GAAP Operating Expenses
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP operating expenses:
Research and development	$19,306	$16,614	$71,429	$72,504
Sales and marketing	30,924	21,341	102,643	81,975
General and administrative	28,684	(63,951)	113,275	28,840
Total GAAP operating expenses	$78,914	$(25,996)	$287,347	$183,319

Non-GAAP operating expenses:
Research and development	$18,175	$15,192	$66,212	$65,879
Sales and marketing	28,245	18,181	91,117	68,155
General and administrative	23,589	18,578	82,774	77,671
Total Non-GAAP operating expenses	$70,009	$51,951	$240,103	$211,705

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin
(Unaudited)
(In thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP total revenue	$108,386	$86,579	$379,805	$333,785
GAAP cost of sales	35,512	28,196	123,239	109,696
GAAP gross profit	72,874	58,383	256,566	224,089
GAAP gross margin %	67%	67%	68%	67%
Stock-based compensation expense	441	650	2,351	3,706
Restructuring costs	—	18	461	71
Other income	—	—	—	(5)
Acquisition related-amortization of purchased intangibles	950	910	3,747	3,826
Non-GAAP gross profit	$74,265	$59,961	$263,125	$231,687
Non-GAAP gross margin %	69%	69%	69%	69%

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$(4,109)	$87,697	$(21,354)	$52,549
Stock-based compensation expense	8,090	16,511	34,864	66,406
Acquisition related-amortization of purchased intangibles	1,621	1,535	6,349	6,346
Acquisition related fees and expenses	—	—	204	40
Change in estimated fair value of contingent consideration	156	170	703	931
Other income and charges	—	(500)	—	(494)
Tax effect related to amortization of purchased intangibles	(112)	(98)	(431)	(400)
Impairment of intangible asset	—	—	2,258	—
Transformational initiative costs*	429	—	2,824	—
Restructuring costs	—	1,715	890	1,783
Litigation settlement expense	—	(96,300)	5,710	(96,300)
Non-GAAP net income	$6,075	$10,730	$32,017	$30,861

GAAP basic net income (loss) per share	$(0.08)	$1.62	$(0.40)	$1.00
GAAP diluted net income (loss) per share	$(0.08)	$1.51	$(0.40)	$0.93

Non-GAAP basic net income per share	$0.12	$0.20	$0.60	$0.58
Non-GAAP diluted net income per share	$0.12	$0.18	$0.58	$0.55

Shares used in computing non-GAAP basic net income per share	51,124,846	54,283,644	53,287,546	52,773,247
Shares used in computing non-GAAP diluted net income per share	52,772,780	58,221,755	55,413,710	56,620,590

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
GAAP net income (loss)	$(4,109)	$87,697	$(21,354)	$52,549
Stock-based compensation expense	8,090	16,511	34,864	66,406
Acquisition related-amortization of purchased intangibles	1,621	1,535	6,349	6,346
Acquisition related fees and expenses	—	—	204	40
Change in estimated fair value of contingent consideration	156	170	703	931
Other income and charges	—	(500)	—	(494)
Tax effect related to amortization of purchased intangibles	(112)	(98)	(431)	(400)
Impairment of intangible asset	—	—	2,258	—
Transformational initiative costs*	429	—	2,824	—
Restructuring costs	—	1,715	890	1,783
Litigation settlement expense	—	(96,300)	5,710	(96,300)
Non-GAAP net income	6,075	10,730	32,017	30,861
Interest income	(2,013)	(3,053)	(9,174)	(11,765)
Income tax expense	457	269	702	710
Depreciation expense	2,261	1,824	8,667	7,848
Other expense (income), net	(264)	64	(524)	171
Adjusted EBITDA	$6,517	$9,834	$31,689	$27,825

* Transformational initiative costs consist of consulting expenses which relate to our ongoing transformation strategy that we have undertaken as a series of initiatives focused on operational excellence, enterprise-wide efficiency, and long-term strategic growth, including rebranding costs.